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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                              (AMENDMENT NO.    )

[X] Filed by the Registrant

[_] Filed by a Party other than the Registrant

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEARTLAND TECHNOLOGY, INC.

     ---------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     ---------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transaction applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

 (4) Proposed maximum aggregate value of transaction:

 (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid: $

 (2) Form, Schedule or Registration Statement No.:

 (3) Filing Party:

 (4) Date Filed:

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

                          HEARTLAND TECHNOLOGY, INC.
                          547 WEST JACKSON BOULEVARD
                            CHICAGO, ILLINOIS 60661

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 3, 1998

                               ----------------

TO THE HOLDERS OF COMMON STOCK OF
 HEARTLAND TECHNOLOGY, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heartland Technology, Inc. (the "Company") will be held at 10:00 A.M., local time, on August 3, 1998, at The LaSalle National Bank, 135 South LaSalle Street, Suite 600, Chicago, Illinois 60603, for the following purposes:

    1. To elect one director of the Company to hold office until the 2001 Annual Meeting of Stockholders and until such director's successor shall be elected and qualified.

    2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation.

    3. To vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only holders of record of the Company's common stock at the close of business on June 12, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof. Such stockholders may vote in person or by proxy.

  Stockholders who find it convenient are cordially invited to attend the meeting in person. Whether or not you intend to be present in person or to be otherwise represented at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                          By Order of the Board of Directors,

                                          /s/  Leon F. Fiorentino

                                          Leon F. Fiorentino
                                          Secretary

Dated: June 25, 1998

                          HEARTLAND TECHNOLOGY, INC.

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 3, 1998

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heartland Technology, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on August 3, 1998, at The LaSalle National Bank, 135 South LaSalle Street, Suite 600, Chicago, Illinois 60603, and at any adjournment(s) thereof (the "Annual Meeting").

  If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, $.30 par value per share, of the Company ("Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted (1) for the election as director of one nominee of the Board of Directors named below, (2) in favor of the amendment to the Company's Certificate of Incorporation, (3) in favor of the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the 1998 fiscal year and (4) in the discretion of the proxies named on the proxy card on any other proposals to properly come before the meeting or any adjournment(s) thereof.

  Any proxy may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking his or her proxy, as the case may be, unless such stockholder delivers written notice of revocation to the Secretary of the Company prior to the exercise of the rights specified by the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy is June 25, 1998.

                                    VOTING

  The close of business on June 12, 1998, is the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were issued and outstanding 1,671,238 shares of Common Stock. Each share of Common Stock is entitled to vote with respect to each matter to be voted upon. At all meetings at which a quorum is present, a plurality of the votes cast shall elect directors. Consequently, only shares that are voted in favor of the nominee for election as a Class II director will be counted toward such nominee's attaining a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's attainment of a plurality.

  Approval of the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.

  Approval of the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 1998 fiscal year requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at a meeting at which a quorum is present. Abstentions will have the same effect as votes against the proposal because the shares are considered present at the meeting, but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 12, 1998, certain information concerning ownership of shares of the Common Stock: (i) by persons who are known by the Company to be beneficial owners of more than 5% of the outstanding shares of the Common Stock; (ii) by each director and nominee of the Company; (iii) by each Named Executive Officer (as defined under the heading "Executive Compensation"); and (iv) by all directors and executive officers of the Company as a group.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL      PERCENT
     NAME OF BENEFICIAL OWNER                           OWNERSHIP(1)     OF CLASS
     ------------------------                           ------------     --------
     Ezra K. Zilkha....................................   102,500(2)        6.1%
      767 Fifth Avenue
      New York, NY 10153
     KeyCorp...........................................   202,980(3)       12.1%
      127 Public Square
      Cleveland, OH 44114
     MSR Capital Partners..............................   106,000(4)        6.3%
      One Embarcadero Center
      San Francisco, CA 94111
     Jerold S. Solovy..................................   125,000(5)        7.5%
      c/o Jenner & Block
      One IBM Plaza
      Chicago, IL 60611
     Alan Andreini.....................................         0           0.0%
     Robert S. Davis...................................     2,000             *
     Leon F. Fiorentino................................         0           0.0%
     Edwin Jacobson....................................    82,000(6)(7)     4.8%
     John R. Torell III................................    15,000             *
     All directors and executive officers as a group
      (consisting of 7 persons)........................   201,500(6)       11.7%

--------
*  Constitutes less than one percent.
(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such securities.
(2) Based on a Schedule 13D, dated January 17, 1996, and to the Company's knowledge, Mr. Zilkha is a member of a "group" consisting of himself, The Zilkha Foundation, Inc. and Zilkha & Sons, Inc. Mr. Zilkha directly owns and has sole voting and investment power over all shares except for: 1,500 shares owned by his wife, as to which he shares voting and investment power; 15,000 shares owned by The Zilkha Foundation, Inc., as to which Mr. Zilkha may be deemed to share voting and dispositive power with the other directors and officers of the foundation; and 24,500 shares owned by Zilkha & Sons, Inc., as to which Mr. Zilkha may be deemed to be the beneficial owner.
(3) Based on information supplied by KeyCorp and a Schedule 13G, dated February 14, 1997, KeyCorp is the parent holding company for the two subsidiaries -- Key Trust Company-Ohio (a bank) and Spears, Benzak, Salomon & Farrell (a registered investment advisor) -- that own the securities. Voting and investment power over all of the securities is shared.
(4) Based on a Schedule 13D, dated January 16, 1996.
(5) Based on a Schedule 13G, dated February 26, 1998.
(6) Includes 50,000 shares which Mr. Jacobson has the right to acquire within 60 days through the exercise of stock options. The number of shares that all directors and officers as a group have the right to acquire within 60 days is 50,000. In each case the percent of the class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to such shares prior to acquisition.
(7) Includes 2,000 shares owned by Mr. Jacobson's spouse, as to which Mr. Jacobson shares voting and investment power.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

  The Company's Certificate of Incorporation and By-laws provide for a Board of Directors elected by the holders of Common Stock, which is divided into three classes of directors serving staggered three-year terms. The Board of Directors is currently comprised of five members, with Class II consisting of one director and each of Class I and Class III consisting of two directors.

  At the Annual Meeting, one Class II director will be elected for a term expiring at the 2001 Annual Meeting of Stockholders. The Board of Directors has recommended Ezra K. Zilkha as the nominee for election as the Class II director. The continuing Class I directors, Robert S. Davis and Alan Andreini, are serving a term that expires on the date of the 2000 Annual Meeting of Stockholders. The continuing Class III directors, John R. Torell III and Edwin Jacobson, are serving a term that expires on the date of the 1999 Annual Meeting of Stockholders.

  Unless otherwise specified on the accompanying proxy, the shares of Common Stock voted pursuant thereto will be cast for Ezra K. Zilkha as the Class II director to hold office until the 2001 Annual Meeting of Stockholders and until his successor has been duly elected and shall have qualified. If, for any reason, at the time of election, Ezra K. Zilkha should be unable or unwilling to accept nomination or election, it is intended that such proxy will be voted for the election, in his place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that Ezra K. Zilkha will be unable or unwilling to serve as a director.

  Information with respect to the Company's nominee for director and continuing directors is set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EZRA K. ZILKHA AS THE COMPANY'S CLASS II DIRECTOR.

                                 PRINCIPAL OCCUPATION,BUSINESS EXPERIENCE AND
NAME AND AGE                                    DIRECTORSHIPS

NOMINEE FOR CLASS II DIRECTOR
Ezra K. Zilkha, 72...........  Director of the Company (Class II) (since
                               October 1988); Chairman of the Board of the Company; Member of the executive committee and chairman of the compensation committee of the Board of the Company; President (since 1956), Zilkha & Sons, Inc. (private investments), New York, New York; President (since March 1991), 3555 Intermediate Corp. (investment holding company); Chairman (December 1984--May 1990; March 1991--September 1993), Union Holdings Inc. (industrial holding company), New York, New York. Mr. Zilkha also serves as a director of The Newhall Land and Farming Company.

CONTINUING CLASS I DIRECTORS
Alan Andreini, 51............  Director of the Company (Class I) (since
                               September 1997); Member of the audit committee of the Board of the Company; President and Chief Executive Officer (since May 1997 and June 1998, respectively), InterWorld Corporation (internet software), New York, New York; Executive Vice President (1994-1997) and Senior Vice President (1986-1994), Comdisco, Inc. (technology services), Rosemont, Illinois. Mr. Andreini also serves as a director of Comdisco, Inc. and Youth Services International, Inc.

Robert S. Davis, 83..........  Director of the Company (Class I) (since
                               October 1988); Member of the compensation committee and chairman of the audit committee of the Board of the Company; Self-employed consultant (for more than the past five years); Senior Vice President (1978-79), St. Paul Companies (insurance), St. Paul, Minnesota.

                                 PRINCIPAL OCCUPATION,BUSINESS EXPERIENCE AND
NAME AND AGE                                    DIRECTORSHIPS

CONTINUING CLASS III DIRECTORS
Edwin Jacobson, 69...........  President and Chief Executive Officer (since
                               September 1990); Director of the Company (Class
                               III) (since November 1985); Chairman of the executive committee of the Board of the Company; President and Chief Executive Officer of CMC Heartland Partners (since September
                               1990), Chicago, Illinois (real estate) (a general partnership of which the Company is the managing general partner); Chairman of the Executive Committee (since June 1992) and President and Chief Executive Officer (1994-
                               1997), Avatar Holdings Inc. (real estate, water and wastewater utilities operations), Coral Gables, Florida. Mr. Jacobson also serves as a director of Avatar Holdings Inc.

John R. Torell III, 58.......  Director of the Company (Class III) (since
                               September 1997); Member of the executive committee of the Board of the Company; Chairman (since 1990), Torell Management Inc. (financial advisory), New York, New York; Special Director (since 1994), the Zilkha & Company Group of Companies (merchant banking), New York, New York; Chairman and Chief Executive Officer (1990-1994), Fortune Bancorp (banking), Tampa, Florida; Chairman, President and Chief Executive Officer (1988-1989), CalFed, Inc. (banking), Los Angeles, California; President (1982-1988), Manufacturers Hanover Corporation (banking), New York, New York. Mr. Torell also serves as a director of American Home Products Corporation, Claremont Technology Group, Inc., Paine Webber Group Inc., and Volt Information Sciences, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended December 31, 1997, the Board of Directors held nine meetings. During such period, each of the then-current directors of the Company attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has standing executive, audit, and compensation committees.

  The members of the executive committee are Edwin Jacobson, John R. Torell III and Ezra K. Zilkha. The executive committee, subject to certain exceptions, has the authority to act in place of the Board of Directors, when it is not in session, on all matters which would otherwise come before the Board of Directors, including the function of board nominations. The executive committee held no meetings during the fiscal year ended December 31, 1997.

  The members of the audit committee are Alan Andreini and Robert S. Davis. The audit committee's primary responsibilities are to select the Company's independent auditors, to approve the overall scope of the audit, to review the results of operations of the Company and to review the Company's system of internal controls. The audit committee held one meeting during the fiscal year ended December 31, 1997.

  The members of the compensation committee are Robert S. Davis and Ezra K. Zilkha. The compensation committee's primary responsibilities are to review the compensation arrangements relating to executive officers and key employees of the Company, to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company, and to administer the Company's 1997 Incentive and Capital Accumulation Plan. The compensation committee held one meeting during the fiscal year ended December 31, 1997.

EXECUTIVE OFFICERS

  The following table sets forth certain information with regard to the executive officers of the Company (other than Edwin Jacobson, who also serves as a director of the Company).

                                 PRINCIPAL OCCUPATION,BUSINESS EXPERIENCE AND
NAME AND AGE                                    DIRECTORSHIPS

Lawrence S. Adelson, 48......  Vice President and General Counsel (since
                               October 1988) of the Company; General Counsel (since June 1990), CMC Heartland Partners (real estate) (a general partnership of which the Company is the managing general partner); Vice President and General Counsel (1988-1995), Chicago Milwaukee Corporation (investment company); General Counsel (1985-1989), CMC Real Estate Corporation.

Leon F. Fiorentino, 73.......  Vice President--Finance, Secretary and
                               Treasurer (since September 1990) of the
                               Company; Vice President--Finance (1991-1995), Treasurer (1982-1995), and Secretary (1984-
                               1995) of Chicago Milwaukee Corporation
                               (investments).

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors (the "Committee") consists entirely of nonemployee directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The overall compensation policy which the Committee pursues for the executive officers and key employees of the Company is to provide a reward structure that motivates such individuals toward achieving the Company's strategic and financial goals, while concurrently providing compensation sufficient to attract and retain highly competent management personnel. The Committee is also responsible for administering the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan").

  The Company's compensation structure consists of base salary, annual cash bonuses and stock-based awards under the Plan. The combination of these three components of an individuals' compensation coordinates the goals of providing compensation that attracts and retains highly competent managers, and aligning the interests of such managers with the interests of stockholders in appreciation of the value of the Common Stock.

  Base salary levels are set to reflect an individuals' position, responsibilities, experience, leadership and contribution to the success of the Company. Cash bonuses further reward eligible executives for superior individual performance and overall performance of the Company. Determination of the amount of cash bonuses depends upon factors specific to each individual, and is made by the subjective determination of the Committee. Stock based compensation pursuant to the Plan creates an incentive to eligible executives to enhance the performance of the Company and the Common Stock in the future.

  In 1997, the stockholders of the Company approved the Plan in order to provide incentives which will attract and retain highly competent persons as key employees of the Company and its subsidiaries, and to assist in aligning the interest of the Company's key employees with those of its stockholders. The Plan makes available, subject to certain adjustments, 175,000 shares of Common Stock to be reserved for awards under the Plan. The Committee has the authority to select officers and other key employees of the Company and its subsidiaries who are to receive benefits pursuant to the Plan. The Committee also has the power to modify or waive restrictions, amend benefits and to grant extensions and accelerations of benefits under the Plan. The Plan provides for the grant of any or all of the following types of benefits: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) stock awards, including restricted stock; (iv) performance awards; and (v) stock units. The Committee did not make any grants under the Plan for fiscal year ended December 31, 1997.

  During 1997, Mr. Jacobson received compensation from the Company for acting in his capacity as President and Chief Executive Officer of the Company. Mr. Jacobson's compensation is paid pursuant to an employment agreement, dated as of June 29, 1993, as amended. Mr. Jacobson's employment agreement was amended to increase his base salary from $90,000 to $175,000 in connection with the successful completion of an acquisition by the Company of PG Design Electronics, Inc. in 1997. Pursuant to the amended employment agreement, which is for a term ending on May 30, 2002, all or a portion of Mr. Jacobson's salary may be deferred at Mr. Jacobson's election.

  On January 2, 1998, the Committee granted Mr. Jacobson options to purchase 50,000 shares of common stock of the Company and stock appreciation rights (payable in cash) with respect to 25,000 shares, pursuant to the Plan. The options and rights have an exercise price of $16.625 per share (the closing stock price on the date of grant), fully vest on May 30, 1998, and expire not later than January 2, 2008.

Members of the Compensation Committee:

Ezra K. Zilkha, Chairman
Robert S. Davis

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total returns on an assumed investment of $100 on July 1, 1993, the date on which the Common Stock became publicly traded, as of the last trading day of each of the calendar years indicated below of the Company's Common Stock with the returns of a similar investment in the American Stock Exchange Market Value Index (a market value weighted broad market index maintained by Media General Financial Services, Inc. covering stocks listed on the American Stock Exchange) and a market value weighted index of all publicly traded companies in the Printed Circuit Board industry (SIC Code 3672) that have a market capitalization of less than $500 million (the "Peer Index"). The calculation of total returns herein assumes full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance. As a result of an acquisition on May 30, 1997, the Company began operating in the Printed Circuit Board industry. Prior to that time, the Company invested in securities.

                   COMPARISON OF CUMULATIVE TOTAL RETURN OF
            HEARTLAND TECHNOLOGY, INC., AMEX MARKET VALUE INDEX AND
                                  PEER INDEX

                             [CHART APPEARS HERE]

                                      JULY 1,
                                       1993    1993   1994   1995   1996   1997
                                      ------- ------ ------ ------ ------ ------
Heartland Technology, Inc............  $100    89.66 110.34 101.72  85.34 227.59
Amex Market Value Index..............  $100   113.79 100.52 129.57 136.72 164.52
Peer Index...........................  $100   108.71 108.28 154.82 183.53 178.28

--------
Source: Media General Financial Services, Inc.

  The Compensation Committee Report and Performance Graph contained in this Proxy Statement are not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof without specific reference to the incorporation of these captions of the Proxy Statement.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE*

    The following table sets forth information in respect of the compensation for 1997, 1996 and 1995 of the Company's Chief Executive Officer and the other executive officers of the Company whose total salary and bonus in 1997 exceeded $100,000 (sometimes collectively referred to herein as the "Named Executive Officers"):

                                                      ANNUAL
                                                   COMPENSATION
                                                  --------------    ALL OTHER
                                                  SALARY  BONUS  COMPENSATION($)
                                             YEAR   ($)    ($)         (1)
                                             ---- ------- ------ ---------------
     Edwin Jacobson........................  1997 139,583      0      1,599
     President and Chief Executive Officer   1996  90,000      0          0
                                             1995  90,000      0          0
     Leon F. Fiorentino ...................  1997 150,000 25,000      4,750
     Vice President--Finance,                1996 126,500      0      4,246
     Secretary and Treasurer                 1995  41,812      0      1,527

--------
* The Named Executive Officers also provide services to CMC Heartland Partners (the general partnership of which the Company and Heartland Partners L.P. ("Heartland Partners") are general partners) ("CMC Heartland"). Since 1997, CMC Heartland has paid the full compensation of such Named Executive Officers for services rendered by such person to the Company and CMC Heartland. CMC Heartland has been reimbursed by the Company pursuant to a certain Facilities Agreement for the cost allocated to the Company with respect to the services such persons have rendered to the Company. Therefore, the table sets forth compensation awarded to, earned by or paid to the Named Executive Officers that has been allocated to the Company.
(1) "All Other Compensation" for 1997 consists of contributions for Mr. Jacobson and Mr. Fiorentino made by CMC Heartland under CMC Heartland's Group Savings Plan, a salary reduction plan qualified under Sections 401(a) and (k) of the Internal Revenue Code of 1986, as amended, to match 1997 pre-tax elective deferrals contributions (included under "Salary") made to such plan.

EMPLOYMENT AGREEMENT

  Edwin Jacobson, the Company's President and Chief Executive Officer, provides services to the Company in such capacities pursuant to an employment agreement, dated June 29, 1993, as amended, for a term ending on May 30, 2002. The employment agreement provides for an annual base salary of $175,000, all or a portion of which may be deferred at Mr. Jacobson's election. During the term of the employment agreement, Mr. Jacobson has the right to continue his employment with CMC Heartland and to pursue other employment and business activities not in competition with the activities of the Company (after prior notice of such activities has been delivered to the Chairman of the Executive Committee of the Board of Directors of the Company), and is not obligated to devote his full business time to the activities of the Company. Mr. Jacobson is, however, required to devote an amount of time to the activities of the Company determined by the Board of Directors to be required of him to accomplish the business objectives of the Company. On June 1, 1997, the employment agreement was amended to increase Mr. Jacobson's base salary from $90,000 to the current $175,000 per year.

  Mr. Jacobson's employment agreement provides for certain payments to be made in the event his employment is terminated prior to the end of its term. If Mr. Jacobson's employment is terminated by his death, the Company will pay his designated beneficiary (or if there is none, to his estate) an amount equal to the amount, if any, by which $150,000 exceeds the proceeds payable to his designated beneficiary (or estate) pursuant to any life insurance policy covering his life maintained by the Company. If Mr. Jacobson's employment is terminated by the Company for "Cause" or by Mr. Jacobson for other than "Good Reason", the Company will pay him his base salary through the date of termination. If Mr. Jacobson's employment is terminated either by the

Company other than for "Cause" or other than on account of Mr. Jacobson's "permanent disability" or by Mr. Jacobson for "Good Reason", then the Company will continue to pay him base salary through May 30, 2002, will pay him all his other damages that he may be entitled to receive as a result of such termination, and will maintain until May 30, 2002, for his benefit all employee benefit plan and programs in which he was entitled to participate. The terms "Cause", "Good Reason" and "permanent disability" are defined in the employment agreement.

  On January 2, 1998, the Committee granted Mr. Jacobson options to purchase 50,000 shares of Common Stock and stock appreciation rights (payable in cash) with respect to 25,000 shares, pursuant to the Plan. The options and rights have an exercise price of $16.625 per share (the closing stock price on the date of grant), fully vested on May 30, 1998, and expire not later than January 2, 2008.

DIRECTOR COMPENSATION

  The Company's compensation program for nonemployee directors provides that each nonemployee director receive an annual retainer of $18,000, payable in quarterly installments, and receive $1,000 for each board of directors meeting physically attended. Nonemployee directors also receive $1,000 for each committee meeting physically attended. Prior to July 1997, nonemployee directors received a $12,000 annual retainer and $750 per board of directors or committee meeting. Employees of the Company receive no additional compensation for serving as a director. The Company also reimburses directors for meeting expenses.

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                               (PROPOSAL NO. 2)

  The Board of Directors has unanimously approved, subject to approval by the stockholders at the Annual Meeting, an amendment to the Company's Certificate of Incorporation (the "Amendment") which, among other things, modifies the existing indemnification obligations of the Company. If adopted, the indemnification provisions set forth in the Amendment will replace, for directors, officers, employees and agents, the indemnification provisions currently contained in Article Ninth of the Company's Certificate of Incorporation, as amended ("Current Article Ninth"). The Amendment is intended to clarify the Company's obligation to indemnify directors and officers to the fullest extent permitted under applicable law and to allow the Company flexibility regarding indemnification of employees and agents by maintaining permissive indemnification as to persons serving in such capacity. In addition, subject to stockholder approval of the Amendment, the Board of Directors intends to amend and restate the Company's By-laws to include text that is substantially similar to the indemnification provisions set forth in the Amendment and, within the limits imposed by the Delaware General Corporation Law (the "DGCL"), to expand and clarify the application of the indemnification provisions. If approved by the stockholders at the Annual Meeting, the Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

INDEMNIFICATION UNDER DELAWARE GENERAL CORPORATION LAW

  Current Article Ninth provides that the Company "shall indemnify, to the fullest extent permitted by Section 145 of the DGCL and the By-laws of the [Company], all persons whom it may indemnify pursuant thereto." Under Section 145 of the DGCL, a Delaware corporation (i) must indemnify its directors and officers for expenses (including attorneys' fees) actually and reasonably incurred with respect to litigation to which they are parties or are threatened to be made parties by reason of their service to or on behalf of the corporation when they are successful, on the merits or otherwise, in defense of such action, (ii) may indemnify directors, officers, employees or agents for actual and reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such litigation (other than stockholders' derivative suits) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe their conduct was unlawful), and (iii) may indemnify directors, officers, employees or agents for actual and reasonable expenses (including attorneys' fees) of a suit by or in the right of the corporation (e.g. a stockholders' derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnification. In the cases described in clauses (ii) and (iii) of the preceding sentence, indemnification may be made only as authorized in the specific case upon a determination of (a) a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation, that indemnification is proper because the applicable standard of conduct has been met. The advancement of litigation expenses to a director or officer also is authorized under the DGCL upon receipt by the Board of Directors of an undertaking to repay amounts so advanced if it ultimately is determined that such person is not entitled to be indemnified for such expenses.

SUMMARY OF AMENDMENT

  The Amendment would add a new Article Ninth to the Certificate of Incorporation which would state that each person who is or was a director or officer of the Company or is or was serving (including service with respect to employee benefit plans) at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including the heirs, executors or administrators of such person, will be indemnified by the Company to the fullest extent permitted by the DGCL or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses will not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be entitled. The Amendment also provides that, without limiting the generality or the effect of the foregoing, the Company may adopt By-laws, or enter into one or more agreements with any person, which provide for indemnification and/or advancement of expenses greater or different than that provided in the Amendment or the DGCL. Any amendment, modification or repeal of, or adoption of any provision inconsistent with, the Amendment will not adversely affect any right or protection existing thereunder, or arising out of facts occurring, prior to such amendment, modification, repeal or adoption, and no such amendment, modification, repeal or adoption will affect the legality, validity, or enforceability of any right granted prior to the effective date of such amendment, modification, repeal or adoption.

PURPOSES OF AMENDMENT

  In order to maintain and, in certain instances, expand the full, mandatory indemnification of directors and officers of the Company in light of recent judicial interpretations of Delaware law, the Amendment (i) provides that the indemnification extended to directors and officers of the Company shall be to the fullest extent permitted under the DGCL or any other applicable law as currently or hereafter in effect, thereby avoiding the necessity of a stockholder vote each time the indemnification provisions of the DGCL or any other applicable law are amended, (ii) explicitly requires advancement of litigation expenses and costs, (iii) except with respect to actions, suits or proceedings initiated by an indemnitee, eliminates the requirement that the Board of Directors, independent legal counsel or the stockholders of the Company make a determination that applicable statutory standards of conduct have been met prior to a grant of indemnification, (iv) provides, under certain circumstances, for recovery of costs and expenses incurred in connection with a successful indemnification action against the Company, and
(v) provides for an allocation of burdens of proof and presumptions in connection with an indemnification action.

  The Board of Directors believes that the modification to the indemnification provisions is advisable because, by adopting a flexible approach to indemnification of employees and agents and maintaining mandatory indemnification of directors and officers, it will enhance the ability of the Board of Directors to continue to attract and retain qualified directors, officers and employees and to encourage persons to serve as agents of the Company and its subsidiaries. In addition, the inclusion in the By-laws of the more detailed provisions regarding terms and conditions of indemnification, including those relating to employees and agents of the Company, will enable the Board of Directors to amend these provisions, subject to the requirements of applicable law and the Company's Certificate of Incorporation, without approval of the stockholders.

  There is not presently pending or, to the Company's knowledge, threatened any litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted by the Amendment. In addition to any indemnity provided by the Company's Certification of Incorporation and By-laws, the Company maintains liability insurance which, subject to certain exceptions and limitations, insures directors and officers against any claim or claims made against them for any actual or alleged error, misstatement or misleading statement, act or omission, neglect or breach of duty while acting in their capacities as such directors and officers.

  Each member of the Board of Directors may have a personal interest in the adoption of the amendments to the indemnification provisions of the Certificate of Incorporation. The Board believes that approval of the Amendment is in the best interests of the Company and its stockholders.

  In addition to the changes to the indemnification provisions, the Amendment, if adopted, would amend the Certificate of Incorporation in certain other respects. Specifically, Articles Ninth and Tenth would be amended to delete references to the Investment Company Act of 1940, and Article Tenth would be amended to provide that, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

  The foregoing summary of the proposed changes to the Company's Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the copy of the Amendment that is annexed to this Proxy Statement.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                            ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Edwin Jacobson, a director of the Company and its President and Chief Executive Officer, also serves as the President and Chief Executive Officer of Heartland Partners and CMC Heartland. The Company is the general partner of Heartland Partners and the managing general partner of CMC Heartland (with Heartland Partners being the other general partner of CMC Heartland). The Company also owns the Class B limited partnership interest in Heartland Partners.

  The Company has a management agreement with CMC Heartland pursuant to which CMC Heartland is required to pay the Company an annual management fee of $425,000.

  The Company has a facilities agreement with Heartland Partners pursuant to which Heartland Partners makes available to the Company office space, equipment and personnel. The Company reimbursed CMC Heartland approximately $228,000 in 1997 for the allocated costs pursuant to the agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten-percent of the Common Stock to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange

Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all such Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1997 fiscal year all Section 16(a) filing requirements were complied with.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                               (PROPOSAL NO. 3)

  Upon recommendation of the audit committee, the Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

  In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the Board of Directors.

  A representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make such statements as he or she may desire.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                               OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any stockholder who wishes to present a proposal for action at the next annual meeting of the Company, and who wishes to have it set forth in the Company's proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company in such a manner that such notice is received by the Company not later than February 25, 1999, and in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission.

  Any notice of a proposal submitted by a stockholder outside of the process of Rule 14a-8 after May 11, 1999 will be considered untimely. Therefore, the proxy solicited on behalf of the Company's Board of Directors will confer discretionary authority to vote on any such proposal properly coming before the 1999 Annual Meeting.

COST OF SOLICITATION

  The Board of Directors of the Company is soliciting proxies from stockholders for use at the Annual Meeting. The expense of this solicitation will be borne by the Company. Officers and employees of the Company, in the ordinary course of business and at nominal expense, may supplement this solicitation by mail, telephone call, telegraph or letter, for which they will be reimbursed for out-of-pocket expenses but will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to assist in the distribution of proxy solicitation materials and with the solicitation of proxies, at a cost of approximately $4,000. Brokers or other persons holding Common Stock in their names or in the names of their nominees will, upon request, be reimbursed for their actual expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

OTHER BUSINESS

  The Board of Directors of the Company knows of no other matters that may be presented at the Annual Meeting of Stockholders other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

  It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          /s/ Leon F. Fiorentino

                                          Leon F. Fiorentino
                                          Secretary

Dated: June 25, 1998
Chicago, Illinois

                                                                        ANNEX A

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          HEARTLAND TECHNOLOGY, INC.

  Heartland Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

  FIRST: Articles NINTH and TENTH of the Certificate of Incorporation of said corporation are hereby deleted in their entirety and replaced with the following:

    "NINTH: (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect, against all expense, liability and loss (including attorneys' fees, judgment, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of such person's heirs, executors and administrators, provided, however, that, except as provided in section (b) of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

    (b) If a claim under section (a) of this Article is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Ninth shall not be exclusive of any other right which any person (including, without limitation, any person other than an officer or director of the Corporation) may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article Ninth, or, to the fullest extent permitted by applicable law, any modification of law, shall in any way diminish or adversely affect the rights of any director or officer of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal, amendment, adoption or modification.

    (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    (e) If any provision of this Article Ninth shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
  (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

    TENTH: No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the DGCL) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in food faith or, in falling to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or
  (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit, or claim that, but, for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the DGCL is amended after approval by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended."

  SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, said Heartland Technology, Inc. has caused this
certificate to be signed by Leon F. Fiorentino, its Secretary, this     day of
August, 1998.

                                                Heartland Technology, Inc.

                                          By: _________________________________
                                                    Leon F. Fiorentino
                                                         Secretary

                                                         This Proxy is solicited
        HEARTLAND TECHNOLOGY, INC.                          on behalf of the
Annual Meeting of Stockholders August 3, 1998              Board of Directors

     The undersigned hereby appoints EDWIN JACOBSON, LEON F. FIORENTINO and LAWRENCE S. ADELSON, and each or any of them, as proxies, with full power of substitution to vote all shares of Common Stock of HEARTLAND TECHNOLOGY, INC. represented by this proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 3, 1998, and at any adjournments thereof, with all powers the undersigned would possess if personally present at such meeting, on the following matters:

The Board recommends a vote FOR Proposals 1, 2 and 3.

                                      Withhold               3. Ratification of selection of
1. Election of Director.       For    Authority                 Ernst & Young LLP as the Company's      For      Against    Abstain
         Ezra K. Zilkha        []        []                     independent auditors.                   []         []         []

2. Amendment to Certificate    For      Against    Abstain   4. In their sole discretion on any
   of Incorporation.           []         []         []         other matters properly coming before
                                                                the meeting or any adjournment or
                                                                adjournments thereof.

                     (Please DATE AND SIGN on the reverse side and return promptly in the enclosed envelope.)


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the nominee listed in Proposal 1, FOR Proposals 2 and 3, and in the sole discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.


                                                    Dated: _______________, 1998


                                                    ____________________________
                                                             (Signature)

                                                    ____________________________
                                                             (Signature)



IMPORTANT: Please date and sign exactly as your name appears hereon. When signing as executor, administrator, trustee, agent, attorney, guardian, or corporate officer, please set forth your full title. Joint owners should each sign.